Exhibit (a)(1)(E)

Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
CHIQUITA BRANDS INTERNATIONAL, INC.
at
$14.50 NET PER SHARE
by
CAVENDISH ACQUISITION CORPORATION
a wholly owned subsidiary of
CAVENDISH GLOBAL LIMITED
a jointly owned subsidiary of

BURLINGTOWN UK LTD
and
ERICHTON INVESTMENTS LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, AT THE END OF THE DAY ON WEDNESDAY, DECEMBER 3, 2014,
UNLESS THE OFFER IS EXTENDED.

November 4, 2014

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 4, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Cavendish Acquisition Corporation (“Purchaser”), a New Jersey corporation and a wholly owned subsidiary of Cavendish Global Limited (“Parent”), a company incorporated in England and Wales, and a jointly owned subsidiary of Burlingtown UK LTD (“Burlingtown”), a company incorporated in England and Wales, and Erichton Investments Ltd. (“Erichton”), a company incorporated in the British Virgin Islands, to purchase all the issued and outstanding shares of common stock, par value $0.01 per share (“Shares”), of Chiquita Brands International, Inc., a New Jersey corporation (“Chiquita”), at a price per Share of $14.50, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement (as defined herein), the “Offer Price”) and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated November 4, 2014, and the related Letter of Transmittal enclosed herewith.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price is $14.50 per Share net to you in cash, without interest and subject to any required withholding of taxes, upon the terms and conditions of the Offer to Purchase and the related Letter of Transmittal.

2. The Offer is being made for all the issued and outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger dated as of October 26, 2014 (the “Merger Agreement”), among Parent, Purchaser Chiquita and, solely for purposes of Article IX of the Merger Agreement, Burlingtown and Erichton, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Chiquita (the “Merger”), with Chiquita continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, the Merger will become effective at the time (such time, the “Effective Time”) the certificate of merger is filed with the Department of Treasury of the State of New Jersey or at such later time specified therein, as may be agreed by the parties. At the Effective Time, each

Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Offer Price, except for (i) Shares owned by Parent or Purchaser, if any (including as a result of the exercise of the Top-Up Option by us, if applicable), or Shares owned by Chiquita as treasury stock, if any, which will be canceled and will cease to exist, and (ii) Shares owned by a subsidiary of Chiquita, which will be converted into and become shares of common stock of the surviving corporation.

4. The Board of Directors of Chiquita has unanimously adopted resolutions: (i) determining that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of Chiquita and its shareholders, (ii) approving the Merger Agreement and consummation of the Transactions, and (iii) subject to the terms of the Merger Agreement, recommending that the shareholders of Chiquita accept the Offer and tender their Shares to Purchaser pursuant to the Offer and, if required by applicable law, vote in favor of the approval of the merger of Purchaser with and into Chiquita.

5. The Offer will expire at 12:00 midnight, New York City time, at the end of the day on Wednesday, December 3, 2014, unless the Offer is extended by the Purchaser in accordance with the terms of the Merger Agreement. Except as otherwise described in Section 4 of the Offer to Purchase, previously tendered Shares may be withdrawn at any time until the Offer has expired and, unless previously accepted for payment by the Purchaser pursuant to the Offer, may also be withdrawn at any time on or after January 4, 2015.

6. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7. Tendering shareholders who are registered shareholders or who tender their Shares directly to Computershare Trust Company, N.A. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided or an exemption is available. See the Letter of Transmittal for more information.

If you wish to have us tender any or all your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Offer expires.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
CHIQUITA BRANDS INTERNATIONAL, INC.
at
$14.50 NET PER SHARE
Pursuant to the Offer to Purchase dated November 4, 2014
by
CAVENDISH ACQUISITION CORPORATION
a wholly owned subsidiary of
CAVENDISH GLOBAL LIMITED
a jointly owned subsidiary of
BURLINGTOWN UK LTD
and
ERICHTON INVESTMENTS LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 4, 2014, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Cavendish Acquisition Corporation (“Purchaser”), a New Jersey corporation and a wholly owned subsidiary of Cavendish Global Limited, a company incorporated in England and Wales, and a jointly owned subsidiary of Burlingtown UK LTD, a company incorporated in England and Wales, and Erichton Investments Ltd., a company incorporated in the British Virgin Islands, to purchase all the issued and outstanding shares of common stock, par value $0.01 per share (“Shares”), Chiquita Brands International, Inc., a New Jersey corporation, at a price per Share of $14.50, net to the seller in cash, without interest (such amount, as it may be adjusted from time to time on the terms and subject to the conditions set forth in the Merger Agreement) and subject to any required withholding of taxes, upon the terms and subject to the conditions of the Offer to Purchase, dated November 4, 2014, and the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER: _____________________________________________________________

NUMBER OF SHARES BEING TENDERED HEREBY: ________________________ SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: ____________________________________________, 2014

___________________________________________________________________________________________
                                                                                                        (Signature(s))

Please Print Name(s)

Address ___________________________________________________________________________________
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Area Code and
  Telephone No. ____________________________________________________________________________

Taxpayer Identification or
  Social Security No. ________________________________________________________________________